As filed with the Securities and Exchange Commission on March 3, 2003
                                                         Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          __________________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________


                               TELUS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


   British Columbia, Canada                                N/A
------------------------------------     -------------------------------------
 (State or other Jurisdiction of          (I.R.S. Employer Identification No.)
Incorporation or Organization)

                          __________________________
                               555 Robson Street
                      Vancouver, British Columbia V6B 3K9
                                    Canada
                                (604) 432-2151
                   (Address of Principal Executive Offices)
                          __________________________
 TELUS Corporation Share Option and Compensation Plan, as Amended and Restated
                           (Full Title of the Plan)
                          __________________________
                             CT Corporation System
                         111 Eighth Avenue, 13th Floor
                           New York, New York 10011
                                (212) 590-9200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                           _________________________
                                 With Copy To:

                            Phyllis G. Korff, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Time Square
                           New York, New York 10036
                                (212) 735-3000
                           _________________________


                                                      CALCULATION OF REGISTRATION FEE
========================== =================== =================== ===================== ===================== =================
                           Title of Class of                         Proposed Maximum      Proposed Maximum       Amount of
                            Securities to be      Amount to be      Offering Price Per    Aggregate Offering     Registration
      Name of Plan             Registered        Registered(1)           Share(2)              Price(2)             Fee(2)
========================== =================== =================== ===================== ===================== =================
TELUS Corporation Share    Non-Voting Shares       1,300,000                $ 11.07          $14,391,000             $1,164.23
Option and Compensation
Plan, as amended and
restated (the "Plan")
========================== =================== =================== ===================== ===================== =================

(1)  Together with an indeterminate number of ordinary non-voting shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of TELUS Corporation (the "Registrant" or the "Corporation"). Such
     indeterminable number of additional non-voting shares as may be issuable pursuant to the operation of the recapitalization and adjustment provisions of the Plan are also registered hereby.

(2)  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities
     Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Corporation's non-voting shares as reported on the New York Stock Exchange on February 25, 2003.


                               EXPLANATORY NOTE

         The purpose of this Registration Statement is to register additional non-voting shares for issuance under the Registrant's Share Option and Compensation Plan, as amended and restated. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-13526) filed with the Securities and Exchange Commission (the "Commission") on May 17, 2001, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed with the Commission by the Registrant, TELUS Corporation, a company organized under the laws of the province of British Columbia, Canada, pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (1) The Registrant's Reports of Foreign Issuer on Form 6-K dated July 15, 2002, August 1, 2002, August 8, 2002, September 16, 2002, November 5,
2002, December 17, 2002 and February 14, 2003; and

         (2) The Registrant's Annual Report on Form 40-F for the year ended December 31, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Registrant's audited consolidated financial statements as at and for the year ended December 31, 2001 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto in reliance upon the authority of said included firm as experts in accounting and auditing in giving said report. The Registrant has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to naming it in the Registration Statement, as having certified the Registrant's audited consolidated financial statements as at and for the year ended December 31, 2001 as required by Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), and the Registrant has dispensed with the requirement to file their consent in reliance on Rule 437a promulgated under the Securities Act. As a result, the ability of a participant in the Plan to assert claims against Arthur Andersen may be limited. Since the Registrant has not been able to obtain the written consent of Arthur Andersen, a participant in the Plan will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

Item 8.  Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------

5.1            Opinion of Farris, Vaughn, Wills & Murphy.
10.1           TELUS Corporation Share Option and Compensation Plan, as
               amended and restated.
23.1           Consent of Farris, Vaughn, Wills & Murphy (included in
               Exhibit 5.1).
24.1           Power of Attorney (included on the signature page hereto).
-------------------------------------------------------------------------------

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnaby, Province of British Columbia, Country of Canada, on this 3rd day of March, 2003.

                                         TELUS CORPORATION


                                         By: /s/ James W. Peters
                                            --------------------------------
                                            Name:  James W. Peters
                                            Title: Executive Vice President,
                                            Corporate Affairs & General
                                            Counsel and Corporate Secretary

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren Entwistle, Robert G. MacFarlane and James W. Peters and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 3rd day of March, 2003.


    Name                    Title                                          Date
    ----                    -----                                          ----

/s/ Darren Entwistle
-------------------------     Director, President and Chief Executive      March 3, 2003
Darren Entwistle              Officer (Principal Executive Officer)


/s/ Robert G. McFarlane
-------------------------     Executive Vice President and Chief           March 3, 2003
Robert G. McFarlane           Financial Officer (Principal Financial
                              and Accounting Officer)


/s/ Brian A. Canfield
-------------------------     Director                                     March 3, 2003
Brian A. Canfield


/s/ R. John Butler
-------------------------     Director                                     March 3, 2003
R. John Butler


-------------------------     Director
Peter D. Charbonneau


-------------------------     Director
G. N. (Mel) Cooper


/s/ Alfred C. Giammarino
-------------------------     Director                                     March 3, 2003
Alfred C. Giammarino


                                      6

/s/ Iain J. Harris
-------------------------     Director                                     March 3, 2003
Iain J. Harris



-------------------------     Director
John S. Lacey


/s/ Brian F. MacNeill
-------------------------     Director                                     March 3, 2003
Brian F. MacNeill


/s/ Lawrence A. Pentland
-------------------------     Director                                     March 3, 2003
Lawrence A. Pentland


/s/ Daniel C. Petri
-------------------------     Director                                     March 3, 2003
Daniel C. Petri


/s/ Ronald P. Triffo
-------------------------     Director                                     March 3, 2003
Ronald P. Triffo


/s/ Donald Woodley
-------------------------     Director                                     March 3, 2003
Donald Woodley


EXHIBIT INDEX

Exhibit No.       Description of Exhibit
-----------       ----------------------
5.1               Opinion of Farris, Vaughn, Wills & Murphy.
10.1              TELUS Corporation Share Option and Compensation Plan, as
                  amended and restated.
23.1              Consent of Farris, Vaughn, Wills & Murphy (included in
                  Exhibit 5.1).
24.1              Power of Attorney (included on the signature page hereto).
-------------------------------------------------------------------------------

                           AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the authorized representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of TELUS Corporation in the United States, in the State of Delaware, Country of the United States of America, on the 3rd day of March, 2003.


                                             /s/ Donald J. Puglisi
                                            ----------------------------
                                            Name:  Donald J. Puglisi